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                                                                   EXHIBIT 32.2


                           CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350

         Pursuant to 18 U.S.C. Section 1350, the undersigned officer of Popular, Inc. (the "Company"), hereby certifies that the Company's Annual Report on Form 10-K for the year ended December 31, 2004 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Dated: March 15, 2005


                                                /s/ Jorge A. Junquera
                                                -------------------------------
                                                Name: Jorge A. Junquera
                                                Title: Chief Financial Officer


         The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report.

         A signed original of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.